24(b)(11)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 2-69653 on Form N-1A of our report dated July 22, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touch LLP
-------------------------
DELOITTE & TOUCHE LLP



Denver, Colorado
October 26, 1998